Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

REGIONS BANK

(Exact name of trustee as specified in its charter)

Alabama	63-0371319
(Jurisdiction of incorporation of organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

Regions Bank

Corporate Trust Department

1901 6th Avenue North, 28th Floor

Birmingham, AL 35203

(Address of principal executive offices)

Kesha J. Moore

Regions Bank, Corporate Trust Services

II City Plaza

400 Convention Street, 9th Floor

Baton Rouge, Louisiana 70802 (225) 388-2682

(Name, address and telephone number of agent for service)

CENTURYLINK, INC.

(Exact name of obligor as specified in its charter)

Louisiana	62-0818152
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 CenturyLink Drive, Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip code)

5.625% Senior Notes, Series X, due 2025

(Title of the indenture securities)

Item J.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Federal Reserve Bank of Atlanta, 1000 Peachtree Street NE, Atlanta, Georgia 30309
Alabama State Banking Department, 401 Adams Ave., Montgomery, Alabama 36104

(b)	Whether it is authorized to exercise corporate trust powers.

The Trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

No responses are included for Items 3-15 of this Form T-1 because to the best of the Trustee’s knowledge, the obligor is not in default as provided under Item 13.

Item 16.	List of Exhibits.

Exhibit 1.	Restated Articles of incorporation of the Trustee.*

Exhibit 2.	Certificate of Authority of the Trustee to commence business.*

Exhibit 3.	Authorization of the Trustee to exercise corporate trust powers.*

Exhibit 4.	By-Laws of the Trustee.*

Exhibit 5.	Not applicable.

Exhibit 6.	Consent of the Trustee required by Section 321 (b) of the Act.

Exhibit 7.	Latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to Exhibit 25.1 to registration statement on Form S-3, Registration Number 333-202411-01 filed on March 2, 2015.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, Regions Bank, a banking corporation, organized and existing under the laws of Alabama, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Baton Rouge and State of Louisiana, on the 2nd day of September, 2015.

REGIONS BANK

By:	/s/ Kesha J. Moore
Name:	Kesha J. Moore
Title:	Assistant Vice President

Exhibit 6 to Form T-1

CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, as amended, Regions Bank hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Dated: September 2, 2015	REGIONS BANK

	By:	/s/ Kesha J. Moore
	Name:	Kesha J. Moore
	Title:	Assistant Vice President

Exhibit 7 to Form T-1

REPORT OF CONDITION OF TRUSTEE FOR JUNE 30, 2015

Regions Bank		FFIEC 031
Legal Title of Bank		Page 16 of 84
Birmingham		RC-1
City

AL	35203
State	Zip Code

FDIC Certificate Number:	12368
Printed on 7/30/2015 at 6:02 PM - Submitted to CDR on 7/30/2015 at 6:01 PM

Consolidated Report of Condition for Insured Banks and Savings Associations for June 30, 2015

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands					RCFD	Tril | Bil | Mil | Thou
Assets
1.	Cash and balances due from depository institutions (from Schedule RC-A):
	a.	Noninterest-bearing balances and currency and coin (1)			0081	1,736,576	1.a
	b.	Interest-bearing balances (2)			0071	2,092,427	1.b
2.	Securities:
	a.	Held-to-maturity securities (from Schedule RC-B, column A)			1754	2,064,849	2.a
	b.	Available-for-sale securities (from Schedule RC-B, column D)			1773	21,983,574	2.b
3.	Federal funds sold and securities purchased under agreements to resell:				RCON
	a.	Federal funds sold in domestic offices			B987	0	3.a
					RCFD
	b.	Securities purchased under agreements to resell (3)			B989	0	3.b
4.	Loans and lease financing receivables (from Schedule RC-C):
	a.	Loans and leases held for sale			5369	511,212	4.a
	b.	Loans and leases, net of unearned income	B528	80,148,855			4.b
	c.	LESS: Allowance for loan and lease losses	3123	1,115,043			4.c
	d.	Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	79,033,812	4.d
5.	Trading assets (from Schedule RC-D)				3545	374,388	5
6.	Premises and fixed assets (including capitalized leases)				2145	1,962,753	6
7.	Other real estate owned (from Schedule RC-M)				2150	151,753	7
8.	Investments in unconsolidated subsidiaries and associated companies				2130	0	8
9.	Direct and indirect investments in real estate ventures				3656	0	9
10.	Intangible assets:
	a.	Goodwill			3163	4,242,336	10.a
	b.	Other intangible assets (from Schedule RC-M)			0426	505,751	10.b
11.	Other assets (from Schedule RC-F)				2160	6,272,879	11
12.	Total assets (sum of items 1 through 11)				2170	120,932,310	12

(1)	Includes cash items in process of collection and unposted debits.
(2)	Includes time certificates of deposit not held for trading.
(3)	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

Regions Bank	FFIEC 031
Legal Title of Bank	Page 16a of 84
FDIC Certificate Number: 12368	RC-1a
Printed on 7/30/2015 at 6:02 PM - Submitted to CDR on 7/30/2015 at 6:01 PM

Schedule RC—Continued

Dollar Amounts in Thousands					RCON	Tril | Bil | Mil | Thou
Liabilities
13.	Deposits:
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)			2200	98,120,237	13.a
		(1) Noninterest-bearing (4)	6631	34,013,793			13.a.1
		(2) Interest-bearing	6636	64,106,443			13.a.2
	b.	In foreign offices, Edge and Agreement subsidiaries, and IBFs			RCFN
		(from Schedule RC-E, part II)			2200	258,259	13.b
		(1) Noninterest-bearing	6631	0			13.b.1
		(2) Interest-bearing	6636	258,259			13.b.2
14.	Federal funds purchased and securities sold under agreements to repurchase:				RCON
	a.	Federal funds purchased in domestic offices (5)			B993	0	14.a
					RCFD
	b.	Securities sold under agreements to repurchase (6)			B995	96,165	14.b
15.	Trading liabilities (from Schedule RC-D)				3548	92,335	15
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)				3190	3,134,864	16
17.	and 18. Not applicable

(4)	Includes noninterest-bearing demand, time, and savings deposits.
(5)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
(6)	Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

Regions Bank	FFIEC 031
Legal Title of Bank	Page 17 of 84
FDIC Certificate Number: 12368	RC-2
Printed on 7/30/2015 at 6:02 PM - Submitted to CDR on 7/30/2015 at 6:01 PM

Schedule RC—Continued

Dollar Amounts in Thousands			RCFD	Tril | Bil | Mil | Thou
Liabilities—Continued
19.	Subordinated notes and debentures (1)		3200	1,147,349	19
20.	Other liabilities (from Schedule RC-G)		2930	1,965,218	20
21.	Total liabilities (sum of items 13 through 20)		2948	104,814,427	21
22.	Not applicable

Equity Capital
	Bank Equity Capital
23.	Perpetual preferred stock and related surplus		3838	0	23
24.	Common stock		3230	103	24
25.	Surplus (excludes all surplus related to preferred stock)		3839	16,517,846	25
26.	a. Retained earnings		3632	-112,025	26.a
	b.	Accumulated other comprehensive income (2)	B530	-288,041	26.b
	c.	Other equity capital components (3)	A130	0	26.c
27.	a. Total bank equity capital (sum of items 23 through 26.c)		3210	16,117,883	27.a
	b.	Noncontrolling (minority) interests in consolidated subsidiaries	3000	0	27.b
28.	Total equity capital (sum of items 27.a and 27.b)		G105	16,117,883	28
29.	Total liabilities and equity capital (sum of items 21 and 28)		3300	120,932,310	29
Memoranda
To be reported with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best			RCFD	Number
describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2014			6724	N/A	M.1

1 =	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 =	Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 =	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm.
4 =	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5 =	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)
6 =	Review of the bank’s financial statements by external auditors
7 =	Compilation of the bank’s financial statements by external auditors
8 =	Other audit procedures (excluding tax preparation work)
9 =	No external audit work

To be reported with the March Report of Condition.	RCON	MDD
2. Bank’s fiscal year-end date	8678	N/A	M.2

(1)	Includes limited-life preferred stock and related surplus.
(2)	Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other postretirement plan adjustments.
(3)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.